HERSHA HOSPITALITY TRUST
510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com
HERSHA HOSPITALITY TRUST ANNOUNCES
FIRST QUARTER 2020 RESULTS
- Implements Aggressive Cost Containment Strategies -
- Amends Bank Credit Facility to Access Additional $100 Million -
- Obtains Full Financial Covenant Waiver through March 31, 2021 -

Philadelphia, PA, May 6, 2020 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high-quality upscale and lifestyle hotels in urban gateway markets and resort destinations, today announced results for the first quarter ended March 31, 2020.

First Quarter 2020 Financial Results

Net loss applicable to common shareholders was approximately ($29.1 million), or ($0.76) per diluted common share, in the first quarter 2020, compared to net loss applicable to common shareholders of approximately ($13.0 million), or ($0.34) per diluted common share, in the first quarter 2019. In spite of a strong start, the decrease in first quarter 2020 net income and net income per diluted common share is largely due to the unprecedented impact on the travel industry from the COVID-19 pandemic.

AFFO in the first quarter 2020 decreased by $8.7 million, or 138.1%, to ($2.4 million), compared to $6.3 million in the first quarter 2019. AFFO per diluted common share and OP Unit in the first quarter 2020 was ($0.06). An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures, to GAAP net income, is included at the end of this press release.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “Since our last earnings report just over two months ago, the COVID-19 pandemic has delivered catastrophic impact on the lodging industry. The first two months of 2020 exceeded our high expectations for our portfolio, generating strong incremental EBITDA from the holistic renovations we undertook over the last few years, led by our two largest EBITDA-producing assets in South Florida. January and February gave us a glimpse of the profitability of our newly-aligned comparable portfolio, which grew RevPAR by 3.9% during that period. However, in March, the novel Coronavirus outbreak led to a near immediate shutdown in travel, resulting in an unimaginable impact to the lodging sector. The deep and pervasive effects led us to immediately pivot to a near-term operating strategy of curbing expenses and boosting our liquidity. In close alignment with our independent third-party management partners we implemented significant on property cost cuts in real time. We also made extensive corporate cost cuts expected to yield approximately 25% in savings in SG&A expenses on an annualized basis for 2020. At the hotel-level, the suspension of operations at 21 of our 48 hotels has resulted in an 80% reduction of on-property labor costs. Employing a select-service model at the majority of our assets, allows us to efficiently operate our hotels with a skeleton crew, leading to a significant reduction in expenses while also generating revenue through unique channels with medical personnel, government agencies, emergency first responders, and law enforcement.”

Mr. Shah continued, “We reached an agreement with our bank group to amend our existing Bank Credit Facility to access an additional $100 million on our $250 million Senior Revolving Credit Facility. Our amendment also includes a financial covenant holiday through March 31, 2021 yielding operational and financial flexibility for the portfolio through June 30, 2021. This liquidity, in addition to the revocation and suspension of our common and preferred dividends, and our expense mitigation strategies we have implemented, has significantly boosted our liquidity profile. Despite uncertainty for the lodging industry, we are confident in our ability to navigate through this crisis to the other side with a more efficiently-operated portfolio in the most valuable, sought after real estate markets in the country and we remain ready to welcome guests when demand for travel re-emerges across the coming months.”

First Quarter 2020 Operating Results

The Company’s portfolio markets were significantly hampered by shelter-in-place orders and travel bans enacted during March and led to double-digit RevPAR loss across its clusters, excluding South Florida.

Revenue per available room (“RevPAR”) at the Company's 38 comparable hotels decreased 22.4% to $127.25 in the first quarter 2020. The Company’s average daily rate (“ADR”) for the comparable hotel portfolio decreased 0.8% to $206.38, while occupancy fell 1,714 basis points to 61.7%. Occupancy-driven RevPAR loss for the quarter resulted in EBITDA margin loss of 840 basis points to 17.2%.

On a regional basis, the South Florida portfolio was our best performing market during the first quarter with RevPAR loss of 1.2%, highlighted by the Cadillac Hotel & Beach Club, which generated 11.7% RevPAR growth for the quarter. The hotel was able to capture significant rate growth during January and February before the impact on travel from the COVID-19 pandemic exacerbated in March, which resulted in 17.5% ADR growth to $327.64 during the first quarter.

Financing

The Company successfully amended its existing Bank Credit Facility and Borrowing Base of Assets to access an additional $100 million on the Company’s $250 million Senior Revolving Line of Credit without any changes to the interest rate on the Facility. The amendment also resulted in the Company obtaining waivers on all financial covenants through March 31, 2021, yielding additional operational and financial flexibility. The Company’s next financial covenant test will take place on June 30, 2021.

The Company completed the first quarter 2020 with approximately $23.9 million of cash and cash equivalents. As of March 31, 2020, 87.0% of the Company’s consolidated debt was fixed rate debt or hedged through interest rate swaps and caps. The Company’s total consolidated debt had a weighted average interest rate of approximately 3.87% and a weighted average life-to-maturity of approximately 3.5 years.

Dividends

As a part of plans to preserve cash, the Company suspended dividend distribution on its common shares, 6.875% Series C Cumulative Redeemable Preferred Shares, 6.50% Series D Cumulative Redeemable Preferred Shares and 6.50% Series E Cumulative Redeemable Preferred Shares. Unpaid dividends on Hersha’s preferred shares shall accrue without interest.

The Company will continue to review taxable income on a regular basis and take measures, if necessary, to ensure that it continues to meet the minimum distribution requirements to maintain its status as a real estate investment trust.

Full-Year 2020 Outlook

Due to the uncertainty surrounding the lodging industry stemming from the COVID-19 pandemic, the Company has suspended its full-year 2020 guidance.

First Quarter 2020 Conference Call

The Company will host a conference call to discuss these results at 9:00 AM Eastern Time on Thursday, May 7, 2020. Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s website at
www.hersha.com. The conference call can be accessed by dialing 1-888-317-6003 or 1-412-317-6061 for international participants and entering the passcode 1956895 approximately 10 minutes in advance of the call. A replay of the call will be available from 11:00 AM Eastern Time on Thursday, May 7, 2020, through 11:59 PM Eastern Time on Saturday, June 6, 2020. The replay can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international participants. The passcode for the replay is 10140184. A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality upscale and lifestyle hotels in urban gateway markets and resort destinations. The Company's 48 hotels totaling 7,644 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT”.
Non-GAAP Financial Measures
Common key performance metrics utilized by the lodging industry are occupancy, average daily rate ("ADR"), and revenue per available room ("RevPAR"). Occupancy is calculated as the percentage total rooms sold compared to rooms available to be sold, while ADR measures the average rate earned per occupied room, calculate as total room revenue divided by total rooms sold. RevPAR is a derivative of these two metrics which shows the total room revenue earned per room available to be sold. Management uses these metrics in comparison to other hotels in our self-defined competitive peer set within proximity to each of our hotel properties.

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDAre, Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements,” including those with regard to the potential future impact of COVID-19, within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. One of the most significant factors is the ongoing impact of the current outbreak of COVID-19 on the United States, regional and global economies, the broader financial markets, the Company’s customers and employees, governmental responses thereto and the operation changes the Company has and may implement in response thereto. The current outbreak of COVID-19 has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below. These forward-looking statements may include statements related to, among other things: assumptions regarding the impact to international and domestic business and leisure travel pertaining to any pandemic or outbreak of disease, including COVID-19, the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the recent outbreak of COVID-19, economic growth, labor markets, real estate values, lodging fundamentals, corporate travel, and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, cap rates or EBITDA multiples consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, and the Company’s ability to increase margins, including hotel EBITDA margins. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time, including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. All information provided in this press release, unless otherwise stated, is as of May 6, 2020, and the Company undertakes no duty to update this information unless required by law.

HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share amounts)

	March 31, 2020	December 31, 2019
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$1,924,257	$1,975,973
Investment in Unconsolidated Joint Ventures	8,028	8,446
Cash and Cash Equivalents	23,936	27,012
Escrow Deposits	8,641	9,973
Hotel Accounts Receivable	3,963	9,213
Due from Related Parties	1,797	6,113
Intangible Assets, Net of Accumulated Amortization of $6,693 and $6,545	1,989	2,137
Right of Use Asset	45,075	45,384
Other Assets	39,482	38,177
Hotel Assets Held for Sale	41,193	—
Total Assets	$2,098,361	$2,122,428

Liabilities and Equity:
Line of Credit	$70,000	$48,000
Unsecured Term Loan, Net of Unamortized Deferred Financing Costs	697,390	697,183
Unsecured Notes Payable, Net of Unamortized Deferred Financing Costs	50,750	50,736
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	331,982	332,280
Lease Liability	54,386	54,548
Accounts Payable, Accrued Expenses and Other Liabilities	74,699	47,626
Dividends and Distributions Payable	—	17,058
Total Liabilities	$1,279,207	$1,247,431

Redeemable Noncontrolling Interest - Consolidated Joint Venture	$3,196	$3,196

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,001,514 Series E Shares Issued and Outstanding at March 31, 2020 and December 31, 2019, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at March 31, 2020 and December 31, 2019; 38,673,242 and 38,652,650 Shares Issued and Outstanding at March 31, 2020 and December 31, 2019, respectively	387	387
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at March 31, 2020 and December 31, 2019	—	—
Accumulated Other Comprehensive (Loss) Income	(26,411)	1,010
Additional Paid-in Capital	1,145,450	1,144,808
Distributions in Excess of Net Income	(362,777)	(338,695)
Total Shareholders' Equity	756,796	807,657

Noncontrolling Interests - Common Units and LTIP Units	59,162	64,144

Total Equity	815,958	871,801

Total Liabilities and Equity	$2,098,361	$2,122,428

HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended
	March 31, 2020	March 31, 2019
Revenues:
Hotel Operating Revenues:
Room	$71,083	$91,485
Food & Beverage	10,075	14,228
Other Operating Revenues	8,780	8,930
Total Hotel Operating Revenues	89,938	114,643
Other Revenue	199	150
Total Revenues	90,137	114,793
Operating Expenses:
Hotel Operating Expenses:
Room	19,092	22,090
Food & Beverage	10,621	12,832
Other Operating Revenues	35,806	40,189
Total Hotel Operating Expenses	65,519	75,111
Hotel Ground Rent	1,063	1,110
Real Estate and Personal Property Taxes and Property Insurance	9,942	9,397
General and Administrative	3,378	3,642
Share Based Compensation	2,456	1,958
Acquisition and Terminated Transaction Costs	—	—
Depreciation and Amortization	24,188	24,128
Total Operating Expenses	106,546	115,346

Operating Loss	(16,409)	(553)
Interest Income	36	83
Interest Expense	(13,007)	(12,898)
Other (Expense) Income	(72)	41
Loss before Results from Unconsolidated Joint Venture Investments and Income Taxes	(29,452)	(13,327)
(Loss) Income from Unconsolidated Joint Venture Investments	(1,018)	181

Loss before Income Taxes	(30,470)	(13,146)
Income Tax Benefit	4,498	5,264
Net Loss	(25,972)	(7,882)
Loss (Income) Allocated to Noncontrolling Interests
Common Units	2,897	1,063
Consolidated Joint Venture	—	(140)
Preferred Distributions	(6,044)	(6,044)

Net Loss Applicable to Common Shareholders	$(29,119)	$(13,003)

Earnings per Share:
BASIC
Net Loss Applicable to Common Shareholders	$(0.76)	$(0.34)
DILUTED
Net Loss Applicable to Common Shareholders	$(0.76)	$(0.34)

Weighted Average Common Shares Outstanding:
Basic	38,564,099	39,115,390
Diluted	38,564,099	39,115,390

Non-GAAP Measures
FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the December 2018 Financial Standards White Paper of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP. As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•deducting or adding back income tax benefit or expense;
•adding back non-cash share-based compensation expense;
•adding back acquisition and terminated transaction expenses;
•adding back contingent considerations;
•adding back amortization of discounts, premiums, and deferred financing costs;
•adding back amortization of amended interest rate swap liability;
•adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and
•adding back state and local tax expense related to prior period assessment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO, because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors. We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units. In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.

The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2020	March 31, 2019

Net loss applicable to common shares	$(29,119)	$(13,003)
Loss allocated to noncontrolling interest	(2,897)	(923)
Loss (income) from unconsolidated joint ventures	1,018	(181)
Depreciation and amortization	24,188	24,128
Funds from consolidated hotel operations applicable to common shares and Partnership units	(6,810)	10,021

(Loss) Income from unconsolidated joint venture investments	(1,018)	181
Unrecognized pro rata interest in loss of unconsolidated joint venture	(2,700)	(2,972)
Depreciation and amortization of difference between purchase price and historical cost	24	24
Interest in depreciation and amortization of unconsolidated joint ventures	1,373	1,282
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	(2,321)	(1,485)

Funds from Operations applicable to common shares and Partnership units	(9,131)	8,536

Income tax benefit	(4,498)	(5,264)
Non-cash share based compensation expense	2,456	1,958
Straight-line amortization of lease expense	149	163
Amortization of discounts, premiums, and deferred financing costs	447	452
Amortization of amended interest rate swap liability	967	—
Interest in amortization and write-off of deferred financing costs of unconsolidated joint ventures	202	202
Preferred Distributions in arrears	6,044	—
Operating loss incurred on non-operating properties due to physical damage	983	297
State and local tax expense related to reassessment of prior period assessment	(49)	—

Adjusted Funds from Operations	$(2,430)	$6,344

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$(0.06)	$0.15

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43,500,486	43,192,933

EBITDAre and Adjusted EBITDA

Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of our operating performance and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. NAREIT adopted EBITDA for real estate (“EBITDAre”) a measure calculated by adding gains from the disposition of hotel operations, in order to promote an industry-wide measure of REIT operating performance. We also adjust EBITDAre for interest in amortization and write-off of deferred financing costs of our unconsolidated joint ventures, deferred financing costs write-offs in debt extinguishment, non-cash share based compensation expense, acquisition and terminated transaction costs and net operating loss incurred on non-operation properties to calculate Adjusted EBITDA.

Our EBITDAre and Adjusted EBITDA computation may not be comparable to EBITDAre or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA and EBITDAre to be meaningful measures of a REIT's performance because they are widely followed by industry analysts, lenders and investors and that they should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDAre and Adjusted EBITDA
(in thousands)
	Three Months Ended
	March 31, 2020	March 31, 2019
Net loss	$(25,972)	$(7,882)
(Loss) income from unconsolidated joint ventures	1,018	(181)
Interest expense	13,007	12,898
Non-operating interest income	(36)	(83)
Income tax benefit	(4,498)	(5,264)
Depreciation and amortization	24,188	24,128
EBITDAre from consolidated hotel operations	7,707	23,616
(Loss) income from unconsolidated joint venture investments	(1,018)	181
Unrecognized pro rata interest in loss of unconsolidated joint venture	(2,700)	(2,972)
Depreciation and amortization of difference between purchase price and historical cost	24	24
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	3,206	3,389
EBITDAre from unconsolidated joint venture operations	(488)	622
EBITDAre	7,219	24,238
Non-cash share based compensation expense	2,456	1,958
Straight-line amortization of lease expense	149	163
Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	202	202
Operating loss incurred on properties closed due to physical damage	983	297
State and local tax expense related to reassessment of prior period assessment	(49)	—
Adjusted EBITDA	$10,960	$26,858

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended
	March 31, 2020	March 31, 2019

Operating loss	$(16,409)	$(553)
Other revenue	(199)	(150)
Depreciation and amortization	24,188	24,128
General and administrative	3,378	3,642
Share based compensation	2,456	1,958
Straight-line amortization of ground lease expense	149	163
Costs accrued for furloughed employees	893	—
State and local tax expense related to reassessment of prior period assessment	(49)	—
Other	17	(129)

Hotel EBITDA	$14,424	$29,059

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer
Greg Costa, Manager of Investor Relations & Finance
Phone: 215-238-1046